Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Lynn Newman	Matthew Booher
908-953-8692 (office)	908-953-7500 (office)
973-993-8033 (home)	mbooher@avaya.com
lynnnewman@avaya.com

AVAYA REPORTS FIRST FISCAL QUARTER 2006 RESULTS

• Diluted Earnings Per Share From Continuing Operations of 15 Cents Compared To 7 Cents Year-Over-Year

• Company Generates $106 Million in Operating Cash Flow in the Quarter

• Share Repurchase Program Continues: Diluted Common Shares Reduced By Three Percent Since Program Inception

FOR IMMEDIATE RELEASE: MONDAY, JANUARY 23, 2006

BASKING RIDGE, N. J. – Avaya Inc., (NYSE:AV) a leading global provider of business communications applications, systems and services, today reported income from continuing operations of $71 million or 15 cents per diluted share in the first fiscal quarter of 2006.  The company said diluted earnings per share included a benefit of $13 million or three cents per diluted share, after taxes, related to a change in its vacation policy.  In addition, diluted earnings per share included an expense of $3 million or one cent per diluted share, after taxes, related to the adoption of Statement of Financial Accounting Standards No. 123(R).  SFAS 123(R), which requires the expensing of equity-based compensation, was effective for the company beginning on October 1, 2005.

In the same quarter last year the company reported income from continuing operations of $33 million or seven cents per diluted share.

The company’s first fiscal quarter 2006 revenues increased 8.8 percent to $1.249 billion, compared to revenues of $1.148 billion in the first fiscal quarter of 2005.  The first quarter of 2006 included the full quarter contribution from the Tenovis acquisition.  Avaya said its Global Communications Systems revenues rose 11.7 percent year-over-year and Avaya Global Services revenues increased 5.8 percent over the same period.  The company’s operating income for the quarter was $107 million.  Avaya generated $106 million in operating cash flow and had $726 million in cash at the end of the quarter.

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“During the quarter, Avaya shipped its eight millionth IP line, with shipments increasing 16 percent compared to the year ago quarter,” said Don Peterson, chairman and CEO, Avaya.  “Within the United States, IP telephony lines rose 21 percent over the same period.   As we move through 2006, our global size and scale, technology and applications leadership and the scope and breadth of our solutions and services portfolio position us to benefit as enterprises continue to evolve to IP telephony.”

Share Repurchase Program

Avaya said it repurchased 7.9 million shares of common stock during the first fiscal quarter at an average price of $11.32, or a total of $90 million.  Since the inception of the company’s share repurchase program during the second quarter of 2005, Avaya has repurchased a total of 19.5 million shares at an average price of $10.11, or a total of $197 million.  Since the inception of the program the company has reduced its diluted common shares by three percent.

First Fiscal Quarter Highlights

Avaya announced several customer wins, market share updates, alliance partnerships and new solution offers since the last quarter.

•                  InfoTech named Avaya the leader in U.S. Enterprise Telephony with 21 percent share and in U.S. IP telephony with 22 percent share for the third calendar quarter of 2005.

•                  For the fourth consecutive quarter, the Dell ‘Oro Group named Avaya the global market leader in Enterprise Telephony in the third calendar quarter of 2005 with 19 percent market share two points ahead of the nearest competitor.

•                  For the eighth consecutive quarter, Synergy Research named Avaya worldwide leader in Enterprise IP Telephony in the third calendar quarter of 2005 with 22 percent of the global market by shipments and 25 percent by revenues.

•                  Miercom, a leading network consultancy and product test center, awarded the highest score ever recorded in its annual large-scale IP PBX shoot-out to Avaya,  As a result, Avaya earned the “Best in Test” award for high-end IP PBX solutions from Business Communications Review magazine, which featured an article on the test results in its January 2006 issue.  This is the second consecutive year Avaya won this award.

•                  Bank of Communications, one of the largest banks in China, will deploy 2500 lines of Avaya Interactive Voice Response systems to enhance customer self service at Shanghai HQ and several regional offices.

•                  Aramex, a transportation company based in the Middle East, is implementing IP telephony at three sites in Dubai, with plans to roll out other offices in Jordan, New York, India and 200 offices across five continents with a total deployment to more than 4,000 employees.

•                  Gas Natural, a leading natural gas distributor in Spain, is migrating to an IP contact center and converged communication network for over 1,000 distributed contact center agents and using mobility applications such as unified communication, softphone and wireless.

•                  During the FIFA World Cup™ Final Draw an Avaya converged communications network powered the first in a series of events leading to the 2006 FIFA World Cup. The new, open standards-based network reduced the cost of call traffic and enabled attendees, FIFA employees and accredited users to work flexibly and access the network from a variety of locations within the Messe, Germany complex.

•                  The company announced Avaya VPNremote™ for its family of Avaya 4600 model IP telephones.  The feature embeds virtual private network remote capabilities into these IP telephones. Easily installed in a remote or home office, the solution provides telecommuters with an “always on” business-class, IP telephone.

•                  The new Avaya IP Video Telephony Solution integrates Avaya Communication Manager ™ software for IP telephony with desktop video conferencing, group video conferencing, and multipoint network solutions from Polycom.  This enables video to be more easily used in daily communications and enables video conferencing across multiple parties using various communications devices by creating a unified network.

•                  A collaboration with Symbol Technologies integrates Symbol’s advanced data capture, mobile computing platforms and wireless infrastructure with Avaya’s Internet protocol telephony software and mobile client applications.  This is particularly helpful for businesses in retail, healthcare, manufacturing environments where campus workers use mobile computers, scanners and other technologies.

Forward Looking Statements

Certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements regarding Avaya’s expected performance and outlook for operating results are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to:

•                       price and product competition;

•                       rapid or disruptive technological development, including the effects of the technology shift from traditional TDM to IP telephony;

•                       dependence on new product development;

•                       the mix of our products and services;

•                       customer demand for our products and services, including risks specifically associated with the services business and, in particular, the maintenance and rental and managed services lines of business, primarily due to renegotiations of customer contracts and changes in scope, pricing pressures and cancellations;

•                       general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations;

•                       risks related to inventory, including warranty costs, obsolescence charges, excess capacity, material and labor costs, and our distributors’ decisions regarding their own inventory levels;

•                       the economic, political and other risks associated with international sales and operations, including increased exposure to currency fluctuations and to European economies as a result of our acquisition of Tenovis;

•                       the ability to successfully integrate acquired companies, including Tenovis, which has required significant management time and attention;

•                       the ability to attract and retain qualified employees;

•                       control of costs and expenses;

•                       U.S. and non-U.S. government regulation; and

•                       the ability to form and implement alliances.

For a further list and description of such risks and uncertainties, see the reports filed by Avaya with the SEC, which are available at www.sec.gov, particularly the information contained in Part I, Item 1, entitled “Forward Looking Statements,” of our fiscal 2005 Form 10-K.  Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by accounting principles generally accepted in the United States (GAAP), the company has also disclosed “net cash” in the supplementary materials accompanying the conference call discussing first quarter earnings results.  Net cash is a non-GAAP financial measure which management believes provides useful information to investors.

The rationale for managements’ use of this non-GAAP measure is included as part of the Form 8-K furnished to the SEC today.  The reconciliation of this non-GAAP measure to its most directly comparable GAAP financial measures is included as part of the supplementary materials presented with the first quarter earnings materials.  The supplementary materials are available on the Avaya investor relations website at www.avaya.com/investors and will be included in a subsequent filing of a Form 8-K with the SEC.

Conference Call and Webcast

Avaya will host a conference call with a listen-only Q&A session to discuss these results at 5:00 p.m. EST on Monday, Jan. 23, 2006.  To ensure you are on the call from the start, we suggest you access the call 10-15 minutes early by dialing:

Within and outside the United States: 706-634-2454.

For those unable to participate, there will be a playback available from 8:00 p.m. EST Jan. 23, through Jan. 30, 2006.  For the replay, if you are calling from within the United States, please dial 800-642-1687.  If you are calling from outside the United States, please dial 706-645-9291.  The passcode for the replay is 3975038.

WEBCAST Information: Avaya will webcast this conference call live, with a listen-only Q&A session.  To ensure that you are on the webcast, we suggest that you access our website (www.avaya.com/investors)  10-15 minutes prior to the start.  Supplementary materials accompanying the conference call are available at the same location.  Following the live webcast, a replay will be available on our archives at the same web address.

About Avaya

Avaya Inc. designs, builds and manages communications networks for more than one million businesses worldwide, including more than 90 percent of the FORTUNE 500®. Focused on businesses large to small, Avaya is a world leader in secure and reliable Internet Protocol telephony systems and communications software applications and services.

Driving the convergence of voice and data communications with business applications – and distinguished by comprehensive worldwide services – Avaya helps customers leverage existing and new networks to achieve superior business results.  For more information visit the Avaya website: http://www.avaya.com

Avaya Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited; Dollars and Shares in Millions, except per share amounts)

	For the three months ended December 31,
	2005	2004
REVENUE
Sales of products	$591	$554
Services	501	477
Rental and managed services	157	117
	1,249	1,148
COST
Sales of products	277	245
Services	321	308
Rental and managed services	62	52
	660	605
GROSS MARGIN	589	543

OPERATING EXPENSES
Selling, general and administrative	385	357
Research and development	97	98
TOTAL OPERATING EXPENSES	482	455

OPERATING INCOME	107	88
Other income (expense), net	5	(38)
Interest expense	(1)	(10)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	111	40

Provision for income taxes	40	7
INCOME FROM CONTINUING OPERATIONS	71	33

	For the three months ended December 31,
	2005	2004
DISCONTINUED OPERATIONS
(Loss) from discontinued operations	—	(2)
Provision (benefit) for income taxes	—	—
(LOSS) FROM DISCONTINUED OPERATIONS	—	(2)

NET INCOME	$71	$31

EARNINGS PER SHARE - BASIC
Earnings per share from continuing operations	$0.15	$0.07
Earnings per share from discontinued operations	—	—
EARNINGS PER SHARE	$0.15	$0.07

EARNINGS PER SHARE - DILUTED
Earnings per share from continuing operations	$0.15	$0.07
Earnings per share from discontinued operations	—	—
EARNINGS PER SHARE	$0.15	$0.07

Weighted Average Shares Outstanding - Basic shares	471	460
Weighted Average Shares Outstanding - Diluted shares	478	492

Avaya Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2005 and September 30, 2005

(Unaudited; Dollars in Millions, except per share amounts)

	December 31, 2005	September 30, 2005 (a)
ASSETS
Current assets:
Cash and cash equivalents	$726	$750
Accounts Receivable less allowances of $56 and $58 as of December 31, 2005 and September 30, 2005, respectively	811	862
Inventory	282	288
Deferred tax asset, net	136	143
Other current assets	137	128
TOTAL CURRENT ASSETS	2,092	2,171

Property, plant and equipment, net	715	738
Deferred tax asset, net	888	911
Intangible assets (b)	317	337
Goodwill (c)	904	914
Other assets	162	148
TOTAL ASSETS	$5,078	$5,219

LIABILITIES
Current liabilities:
Accounts payable	$381	$402
Debt maturing within one year	5	5
Payroll and benefit obligations	245	300
Deferred revenue	236	244
Other current liabilities	318	368
TOTAL CURRENT LIABILITIES	1,185	1,319

Long-term debt	25	25
Benefit obligations	1,577	1,561
Deferred tax liability, net	89	96
Other liabilities	267	257
TOTAL NON-CURRENT LIABILITIES	1,958	1,939

Commitments and contingencies

	December 31, 2005	September 30, 2005 (a)
STOCKHOLDERS’ EQUITY
Series A junior participating preferred stock, par value $1.00 per share, 7.5 million shares authorized; none issued and outstanding	—	—
Common stock, par value $0.01 per share, 1.5 billion shares authorized, 469,845,994 and 471,328,963 issued (including 274,192 and 207,053 treasury shares) as of December 31, 2005 and September 30, 2005, respectively	5	5
Additional paid-in capital	2,821	2,895
Retained earnings (accumulated deficit)	18	(53)
Accumulated other comprehensive loss	(905)	(883)
Less treasury stock at cost	(4)	(3)
TOTAL STOCKHOLDERS’ EQUITY	1,935	1,961
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,078	$5,219

Notes to the Balance Sheets:

(a)                                  Certain prior year amounts have been reclassified to conform to the current period presentation.

(b)                                 Intangible assets include $216 million related to Tenovis and $33 million related to Spectel as of December 31, 2005.

(c)                                  Goodwill includes $549 million related to Tenovis, $65 million related to Spectel and $29 million related to Nimcat as of December 31, 2005.

Avaya Inc. and Subsidiaries

Operating Segments

Revenue and Operating Income from Continuing Operations

Quarterly Trend

(Unaudited; Dollars in Millions)

REVENUE

	For the Fiscal Year Ended September 30, 2005					For the Fiscal Year Ended September 30, 2006
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Global Communications Solutions	$592	$625	$648	$707	$2,572	$661				$661
Avaya Global Services	556	597	588	589	2,330	588				588
Corporate	—	—	—	—	—	—				—
Total Avaya	$1,148	$1,222	$1,236	$1,296	$4,902	$1,249	$—	$—	$—	$1,249

OPERATING INCOME FROM CONTINUING OPERATIONS

	For the Fiscal Year Ended September 30, 2005					For the Fiscal Year Ended September 30, 2006
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD

Global Communications Solutions	$25	$(12)	$1	$43	$57	$43				$43
Avaya Global Services	56	27	37	46	166	60				60
Corporate (A)	7	37	38	(7)	75	4				4
Total Avaya	$88	$52	$76	$82	$298	$107	$—	$—	$—	$107

(A) The segments are managed as two individual businesses and, as a result, include certain allocated costs and expenses of shared services, such as information technology, human resources, legal and finance.  At the beginning of each fiscal year, the amount of certain corporate overhead expenses, including targeted annual incentive awards, to be charged to operating segments is determined and fixed for the entire year in the annual plan.  The annual incentive award accrual is adjusted quarterly based on actual year to date results and those estimated for the remainder of the year.  This adjustment of the annual incentive award accrual, as well as any other over/under absorption of corporate overheads against plan is recorded and reported within the Corporate caption.

Avaya Inc. and Subsidiaries

Condensed Statements of Cash Flows

For the Three Months Ended December 31, 2005 and 2004

(Unaudited; Dollars in Millions)

	For the three months ended December 31, 2005		For the three months ended December 31, 2004

Net cash provided by (used in) operating activities of continuing operations	$106		$(36)

Net cash (used in) investing activities of continuing operations	(42	)(a)	(400	)(a)

Net cash (used in) financing activities of continuing operations	(84	)(b)	(288	)(b)

Effect of exchange rate changes on cash and cash equivalents	(4)		18

Net decrease in cash and cash equivalents	(24)		(706)

Cash and cash equivalents at beginning of fiscal year	750		1,617

Cash and cash equivalents at end of period	$726		$911

(a)          Includes capital expenditures of $26 and $22 and capitalized software development costs of $18 and $14 for the three months ended December 31, 2005 and 2004, respectively.   Includes $383 relating to acquisition of businesses, net of cash acquired for the three months ended December 31, 2004.

(b)         Includes $90 related to the repurchase of common stock for the three months ended December 31, 2005 and $314 related to the repurchase of the senior secured notes for the three months ended December 31, 2004.

Avaya Inc. and Subsidiaries

Supplemental Revenue Tables

(Unaudited, Dollars in Millions)

Revenue by Geography

					First Fiscal Quarter
							Mix
1Q05	2Q05	3Q05	4Q05	Dollars in millions	2006	2005	2006	2005	Change
$734	$689	$717	$768	U.S.	$734	$734	59%	64%	$—	0.0%
				Outside the U.S:
278	387	377	378	EMEA - Europe/Middle East/Africa	364	278	29%	24%	86	30.9%
74	89	83	90	APAC - Asia Pacific	87	74	7%	6%	13	17.6%
62	57	59	60	Americas, non-U.S.	64	62	5%	6%	2	3.2%
414	533	519	528	Total outside the U.S.	515	414	41%	36%	101	24.4%
$1,148	$1,222	$1,236	$1,296	Total revenue	$1,249	$1,148	100%	100%	$101	8.8%

Revenue by Type

					First Fiscal Quarter
							Mix
1Q05	2Q05	3Q05	4Q05	Dollars in millions	2006	2005	2006	2005	Change
$554	$543	$566	$631	Sales of products	$591	$554	47%	48%	$37	6.7%
477	498	497	499	Services	501	477	40%	42%	24	5.0%
117	181	173	166	Rental and managed services*	157	117	13%	10%	40	34.2%
$1,148	$1,222	$1,236	$1,296	Total revenue	$1,249	$1,148	100%	100%	$101	8.8%

Sales of Products by Channel

					First Fiscal Quarter
							Mix
1Q05	2Q05	3Q05	4Q05	Dollars in millions	2006	2005	2006	2005	Change
$261	$265	$279	$322	Direct	$268	$261	45%	47%	$7	2.7%
293	278	287	309	Indirect	323	293	55%	53%	30	10.2%
$554	$543	$566	$631	Total sales of products	$591	$554	100%	100%	$37	6.7%

*: The services portion falls within the managed services line in the AGS Revenue by Class chart and the product portion is spread among the applicable line items in the GCS Revenue by Class chart.

GCS Revenue by Class

					First Fiscal Quarter
							Mix
1Q05	2Q05	3Q05	4Q05	Dollars in millions	2006	2005	2006	2005	Change
$354	$393	$393	$445	Large Communications Systems	$413	$354	63%	60%	$59	16.7%
69	78	93	91	Small Communications Systems	88	69	13%	12%	19	27.5%
150	145	151	164	Converged Voice Applications	151	150	23%	25%	1	0.7%
19	9	11	7	Other	9	19	1%	3%	(10)	-52.6%
$592	$625	$648	$707	Total revenue - GCS	$661	$592	100%	100%	$69	11.7%

AGS Revenue by Class

					First Fiscal Quarter
							Mix
1Q05	2Q05	3Q05	4Q05	Dollars in millions	2006	2005	2006	2005	Change
$371	$372	$378	$370	Maintenance	$380	$371	65%	67%	$9	2.4%
103	122	117	125	Implementation and integration services	123	103	21%	18%	20	19.4%
79	96	88	87	Managed services	85	79	14%	14%	6	7.6%
3	7	5	7	Other	—	3	0%	1%	(3)	-100.0%
$556	$597	$588	$589	Total revenue - AGS	$588	$556	100%	100%	$32	5.8%